                                                                    EXHIBIT 12.1
                          HANOVER COMPRESSOR COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Amounts in thousands of dollars)

                                                                                                  Nine Months Ended
                                                           Year Ended December 31,                  September 30,
                                               ----------------------------------------------------------------------
                                                 1998      1997      1996      1995      1994      1999      1998
                                               ----------------------------------------------------------------------
                                                                                                     (unaudited)
Earnings :
Pretax income from continuing operations......   $49,636   $29,417   $17,225    $9,112   $6,978    $43,665   $34,757

Add:
Interest on indebtedness and
        amortization of debt expense and
        discount..............................    17,889    10,728     6,594     4,560    2,027     22,568    12,004

Interest component of rent expense............       137       113       132       100       60        195        97

Equity in losses of joint ventures............       137       342       -         -        -          -         344
                                               ----------------------------------------------------------------------
        Earnings as adjusted..................    67,799    40,600    23,951    13,772    9,065     66,428    47,202
                                               ----------------------------------------------------------------------


Fixed charges:
Interest on indebtedness and
        amortization of debt expense
        and discount..........................    17,889    10,728     6,594     4,560    2,027     22,568    12,004

Interest component of rent expense............       137       113       132       100       60        195        97

                                               ----------------------------------------------------------------------
        Fixed charges ........................   $18,026   $10,841    $6,726    $4,660   $2,087    $22,763   $12,101
                                               ----------------------------------------------------------------------

                                               ----------------------------------------------------------------------
Ratio of earnings to fixed charges............      3.76      3.75      3.56      2.96     4.34       2.92      3.90
                                               ======================================================================

                          HANOVER COMPRESSOR COMPANY
        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                              PREFERRED DIVIDENDS
                       (Amounts in thousands of dollars)


                                                                                                 Nine Months Ended
                                                            Year Ended December 31,                 September 30,
                                               ----------------------------------------------------------------------
                                                  1998      1997      1996    1995      1994       1999      1998
                                               ----------------------------------------------------------------------
                                                                                                     (unaudited)
Earnings :
Pretax income from continuing operations......   $49,636   $29,417   $17,225   $9,112    $6,978    $43,665   $34,757

Add:
Interest on indebtedness and
        amortization of debt expense and
        discount..............................    17,889    10,728     6,594    4,560     2,027     22,568    12,004

Interest component of rent expense............       137       113       132      100        60        195        97

Equity in losses of joint ventures............       137       342        -       -         -          -         344

                                               ----------------------------------------------------------------------
        Earnings as adjusted..................    67,799    40,600    23,951   13,772     9,065      66,428   47,202
                                               ----------------------------------------------------------------------
Fixed charges:
Interest on indebtedness and
        amortization of debt expense
        and discount..........................    17,889    10,728     6,594    4,560     2,027      22,568   12,004

Interest component of rent expense............       137       113       132      100        60         195       97

Preferred dividend requirements...............       -         -      11,560    2,167        -          -        -

        Fixed charges and                      ----------------------------------------------------------------------
        preferred dividends...................   $18,026   $10,841   $18,286   $6,827    $2,087     $22,763  $12,101
                                               ----------------------------------------------------------------------

Ratio of earnings to combined fixed charges    ----------------------------------------------------------------------
        and preferred dividends...............      3.76      3.75      1.31     2.02      4.34        2.92     3.90
                                               ======================================================================